As Filed with the Securities and Exchange Commission on May 2, 2012

Registration No. 333-159378

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Suntech Power Holdings Co., Ltd.

(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

9 Xinhua Road
New District, Wuxi
Jiangsu Province 214028
People’s Republic of China
(86) 510 8531 8982
(Address and telephone number of Registrant’s principal executive office)

Suntech America, Inc.
71 Stevenson Street, 10th Floor
San Francisco, CA 94105
(415) 882-9922
(Name, address, and telephone number for agent of service)

Copies to:

Shuang Zhao, Esq.
Shearman & Sterling
11th & 12th Floors, Gloucester Tower, The Landmark

15 Queen’s Road Central
Hong Kong
(852) 2978 8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(3)	Proposed Maximum Aggregate Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Ordinary shares, par value $0.01 per share(1)(2)	—	—	—	—
Preferred shares	—	—	—	—
Debt securities	—	—	—	—
Warrants	—	—	—	—
Total	—	—	$750,000,000	$85,950	(4)

(1)

Includes (i) ordinary shares initially offered and sold outside of the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) ordinary shares that may be purchased by the underwriters pursuant to an overallotment option. These ordinary shares are not being registered for the purposes of sales outside of the United States.

(2)

American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under separate registration statements on Form F-6 (Registration No. 333-129376 and 333-140795). Each American depositary share represents one ordinary share.

(3)

An indeterminate number or amount of the securities of each identified class is being registered as may from time to time be sold and as shall have an aggregate maximum offering price not to exceed $750,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined by the registrant, from time to time, in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of ordinary shares, preferred shares and debt securities as may be issued upon conversion of, or exchange for, preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of ordinary and preferred shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)	Previously paid.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (for purposes of this Explanatory Note, this Post-Effective Amendment) to the Registration Statement on Form F-3 (File No. 333-159378) (for purposes of this Explanatory Note, the Registration Statement) of Suntech Power Holdings Co., Ltd. (for purposes of this Explanatory Note, the Registrant) is being filed for the purpose of amending the Registration Statement to reflect that the Registrant is no longer a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act) because the worldwide market value of its outstanding ordinary shares represented by American depositary shares held by non-affiliates was less than $700 million during the 60-day period preceding the most recent determination date.  This filing is being made to convert the Registration Statement to the proper submission type for a non-automatic shelf registration statement. All filing fees with respect to the registration of the securities registered hereunder were previously paid by the Registrant in connection with the filing of the Registrant’s Post-Effective Amendment No. 1 to this Registration Statement on April 27, 2012.

PROSPECTUS

Suntech Power Holdings Co., Ltd.

ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS

We may offer and sell in any combination from time to time in one or more offerings ordinary shares (including ordinary shares represented by American depositary shares, or ADSs), preferred shares, debt securities or warrants.  The debt securities and warrants may be convertible into or exercisable or exchangeable for our ordinary shares, preferred shares, ADSs or our other securities.  This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities we will provide a supplement to this prospectus that contains the specific terms of the offering and the specific information about the securities being offered.  The supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and any supplement before you invest in any of our securities.

We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.  The names of any underwriters will be included in the applicable prospectus supplement.

Our ADSs are listed on the New York Stock Exchange under the symbol “STP.”

Investing in our securities involves risks.  See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus.  Any representation to the contrary is a criminal offense.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.  See “Plan of Distribution.”  If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

May 2, 2012

i

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires, references to

•                  “Suntech,” “we,” “us,” “our” and “our company” are to Suntech Power Holdings Co., Ltd., a company incorporated in the Cayman Islands, its predecessor entities and consolidated subsidiaries, unless the context otherwise requires or as otherwise indicated;

•                  “ADRs” are to our American depositary receipts, which, if issued, evidence our ADSs;

•                  “ADSs” are to our American depositary shares, each of which represents one ordinary share;

•                  “China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•                  “shares” and “ordinary shares” are to our ordinary shares, par value $0.01 per share; and

•                  “$”, “US$” and “U.S. dollars” are to the legal currency of the United States.

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under the shelf registration process, using this prospectus, together with any prospectus supplement, we may sell any combination of our ordinary shares, preferred shares, debt securities and warrants from time to time and in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a supplement to this prospectus that contains the specific terms of that offering and the specific information about the securities being offered.  The supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.  Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file reports and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates.  Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports and other information about issuers, such as us, who file electronically with the SEC.  The address of that site is http://www.sec.gov.

Our web site address is http://www.suntech-power.com.  The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement.  The full registration statement may be obtained from the SEC, as indicated above.  Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them.  This means that we can disclose important information to you by referring you to those documents.  Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date.  The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care.  When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded.  In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•                  Our annual report on Form 20-F for the fiscal year ended December 31, 2011, filed with the SEC on April 27, 2012.

•                  With respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we may file with the SEC in the future and until the termination or completion of that offering under this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Mr. Rory Macpherson
Telephone:  86-21-6288-5574
Facsimile:  86-21-6288-5574 ext.1985
Email:  rory.macpherson@suntech-power.com

9 Xinhua Road
New District, Wuxi
Jiangsu Province 214028
People’s Republic of China

You should rely only on the information that we incorporate by reference or provide in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with different information.  We are not making any offer of these securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain “forward-looking” statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur.  Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar expressions, which refer to future events and trends, identify forward-looking statements.  We do not guarantee that the transactions and events described in this prospectus or in any prospectus supplement will happen as described or that they will happen at all.  You should read this prospectus, any accompanying prospectus supplement and any other document that we incorporate by reference herein and therein completely and with the understanding that actual future results may be materially different from what we expect.  The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made.  We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation may change in the future.

Whether actual results will conform to our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change.  Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results.  The “Risk Factors” section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

OUR COMPANY

We are one of the leading PV solar manufacturers in the world as measured by production output and deliveries in 2011, with leading positions in key solar markets.  Since we commenced business operations in May 2002, we have grown rapidly to become the world’s largest manufacturer of PV cells and modules, based on production output and deliveries worldwide for residential, commercial, and utility-scale power plant customers.  In 2011 we sold and delivered our 25 millionth PV module.  As a key player in the PV industry, we design, develop, manufacture and market a variety of PV modules and cells.  We also provide PV system integration services to customers in certain regions, and are expanding our support services for utility scale PV systems.

We sell our products in various key solar energy markets worldwide including Germany, Italy, Spain, France, Benelux, Greece, the United States, Canada, China, the Middle East, Australia and Japan.  We currently sell our products primarily through a select number of value-added resellers, such as distributors and system integrators, as well as to end users, such as project developers, that have particular expertise and experience in a given geographic or applications market.  In addition to regional headquarter offices in Schaffhausen, Switzerland, and San Francisco, California, we also have sales and customer support offices in Germany, France, Italy, Spain, Netherlands, Greece, Australia, Japan, Korea, and the United Arab Emirates.  We believe that our local sales offices enhance our ability to localize customer service and support, which help foster closer relationships with our key customers.

We believe that we have been able to grow rapidly because of our ability to capitalize on the PV market’s demand for high efficiency products at low cost per watt.  We continue to focus on reducing PV solar module costs.  By the end of 2012, we aim to lower our non-silicon processing costs, which we believe could put us in a better cost-competitive position in the marketplace.  In addition, since the fourth quarter of 2011, we have focused on continuing to improve our accounts receivable collections and reducing the holding costs of inventory, which we believe could enhance our cash flows and liquidity.  Our strong research and development capabilities have enabled us to develop advanced process technologies and manufacture PV cells and modules with high conversion efficiency rates and on a large scale.  Conversion efficiency rates measure the ability of PV products to convert sunlight into electricity.  As of December 31, 2011, the average conversion efficiency rates of our monocrystalline and multicrystalline silicon PV cells were 18.2% and 16.6%, respectively, which were increased from our 2010 rates of 17.9% and 15.9%, respectively.

We believe our R&D team of leading solar PV scientists, both in China and abroad, together with our China-based development and manufacturing facilities provide us with several competitive advantages, including access to relatively low-cost engineering expertise, skilled labor and facilities.  We leverage our cost advantages by optimizing the balance between automated and manual operations in our manufacturing processes, which we believe lowers our operating costs and capital expenditures and enables us to expand our manufacturing capacity in a cost-effective manner.  We continuously evaluate and adjust our combination of automated and manual operations in our manufacturing processes in order to optimize our cost structure while improving our manufacturing outputs and quality.  By continuing to improve conversion efficiency, lower material costs, and lower engineering and overhead costs, we believe that we can further reduce our manufacturing costs per watt and achieve a cost advantage over our competitors.

In 2011, we significantly increased our aggregate production to meet strong global demand.  As of December 31, 2011, our annualized aggregate PV cell manufacturing capacity reached 2,400 MW per annum.  We intend to maintain our cell and module production capacity at 2,400 MW and wafer production capacity at 1,600 MW in 2012.  In 2012, we also intend to develop value-added products, engineering, and financial solutions and services to differentiate our company from other PV manufacturers.

RISK FACTORS

Please see the factors set forth under the heading “Item 3. Key Information — D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being an exempted Cayman Islands company, such as:

•                  political and economic stability;

•                  an effective judicial system;

•                  a favorable tax system;

•                  the absence of exchange control or currency restrictions; and

•                  the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•                  the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•                  Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.  A substantial part of our current operations are conducted in China, and substantially all of our assets are located in China.  A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States.  As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Suntech America, Inc., located at 71 Stevenson Street, 10th Floor, San Francisco, CA 94105, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

There is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

•                  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•                  entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the civil liability provision of the securities laws of the United States or any state in the United States.

Maples and Calder, our counsel as to Cayman Islands law, has advised that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state, on the grounds that such provisions are penal in nature. However, in the case of laws that are not penal in nature, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner, and is not a kind the enforcement of which is, contrary to the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law.  PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions, provided that the foreign judgments do not violate the basic principles of laws of the PRC or its sovereignty, security, or social and public interest.  If there are no treaties or reciprocity arrangements between the PRC and a foreign jurisdiction where a judgment is rendered, according to the PRC Civil Procedures Law, matters relating to the recognition and enforcement of the foreign judgment in the PRC may be resolved through diplomatic channels.  The PRC does not have any treaties or other arrangements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments.  As a result, it is generally difficult to enforce in the PRC a judgment rendered by a United States or Cayman Islands court.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the period indicated.  The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges.  For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and equity in income (loss) of investees and minority interests, plus fixed charges, amortization of capitalized interest and distributed income of equity investees and losses before tax of equity investees for which charges arising from guarantees are included in fixed charges, minus capitalized interest and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expense, including capitalized interest, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest included in rental expense.

	Year ended December 31,
	2007 Restated(1)	2008 Restated(1)	2009	2010	2011
Ratio of earnings to fixed charges	4.2	1.3	1.7	1.1	—	(2)

(1) Our ratios of earnings to fixed charges for the fiscal years ended December 31, 2007 and 2008 were restated as we implemented ASC 470 (formerly referred to as FSP APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash upon Conversion (Including Partial Cash Settlement)”) on January 1, 2009, which required certain retrospective adjustments of our audited consolidated financial statements for each of the fiscal years ended December 31, 2007 and 2008, including recording a significant amount of non-cash interest expense for each respective year as a result of the amortization of debt discount.

(2) Our earnings for the fiscal year ended December 31, 2011 were inadequate to cover fixed charges. Additional earnings of $959.0 million would have been necessary to bring the ratio to 1.0.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•                  ordinary shares, including ordinary shares represented by ADSs;

•                  preferred shares;

•                  debt securities; and

•                  warrants to purchase debt securities, ordinary shares, preferred shares or ADSs.

We will set forth in the applicable prospectus supplement more specific information about our preferred shares, debt securities and warrants, and, in certain cases, the ordinary shares (including ordinary shares represented by ADSs) that may be offered under this prospectus.  The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.  The supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and any supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law (2011 Revision) of the Cayman Islands, which is referred to as the Companies Law below.

As of the date hereof, our authorized share capital consists of 500,000,000 ordinary shares, with a par value of $0.01 each.  As of December 31, 2011, there were 181,163,878 ordinary shares issued and outstanding, which included 18,503,991 ordinary shares issued in connection with and held for the purposes of the Company’s equity incentive plan.

The following are summaries of material provisions of our second amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General

All of our outstanding ordinary shares are fully paid and non-assessable.  Certificates representing the ordinary shares are issued in registered form.  Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law.

Voting rights

Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote.  Voting at any meeting of shareholders is by show of hands unless a poll is demanded.  A poll may be demanded by the chairman of our board of directors or by any shareholder present in person or by proxy.

A quorum required for a meeting of shareholders consists of shareholders who hold at least one-third of our ordinary shares at the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative.  Shareholders’ meetings are held annually and may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate at least ten percent of our ordinary shares.  Advance notice of at least seven days is required for the convening of our annual general meeting and other shareholders meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting.  A special resolution will be required for important matters such as a change of name or making changes to our second amended and restated memorandum and articles of association.

Transfer of ordinary shares

Subject to the restrictions of our articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien.  Our directors may also decline to register any transfer of any ordinary share unless:

•                  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•                  the instrument of transfer is in respect of only one class of ordinary shares;

•                  the instrument of transfer is properly stamped, if required;

•                  in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or

•                  the ordinary shares transferred are free of any lien in favor of us.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.  The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis.  If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment.  The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of ordinary shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as our directors may, before the issue of such shares, determine.

Our company may also repurchase any of our shares (including any redeemable shares) in such manner and on such other terms as our directors may determine and agree with the holder of such shares.

Under the Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business.  In addition, under the Companies Law, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation.

In addition, our company may accept the surrender of any fully paid share for no consideration.  Any share redeemed, repurchased or surrendered may be cancelled or held as a treasury share.

Variations of rights of shares

All or any of the rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the unanimous written consent of the holders of the issued shares of that class or with the sanction of a resolution passed by at least two-thirds of the holders of shares of that class present in person or by proxy at a general meeting of the holders of the shares of that class.

Inspection of books and records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save that such holders shall be entitled to a copy of the memorandum and articles of association on payment of any applicable fee).  However, we will provide our shareholders with annual audited financial statements.

Changes in capital

We may from time to time by ordinary resolutions:

•                  increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•                  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•                  convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•                  sub-divide our existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

•                  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies.  Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company.  The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•                 an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•                  an exempted company’s register of members is not open to inspection;

•                  an exempted company does not have to hold an annual general meeting;

•                  an exempted company may issue no par value, negotiable or bearer shares (subject to certain conditions);

•                  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•                  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•                  an exempted company may register as a limited duration company; and

•                  an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company held by such shareholder.  We are subject to reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers.  We currently comply with the NYSE Rules, in lieu of following home country practice after the closing of our initial public offering.  The NYSE Rules require that every company listed on the New York Stock Exchange hold an annual general meeting of shareholders.  In addition, our second amended and restated articles of association allow directors (or, in certain limited circumstances, shareholders) to call extraordinary general meetings of shareholders pursuant to the procedures set forth therein.

Differences in Corporate Law

The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments.  In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders.  Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.  For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.  In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation (a “Plan”), which must then be authorized by (a) a special resolution of the shareholders of each constituent company voting together as one class and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.  The Plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette.  Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions.  Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose.  The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.  While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•                  the statutory provisions as to the due majority vote have been met;

•                  the shareholders have been fairly represented at the meeting in question;

•                  the arrangement is such that a businessman would reasonably approve; and

•                  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take-over offer is made and accepted by holders of 90.0% of the shares affected (within four months), the offeror may, within a two month period, require the holders of the remaining shares to transfer such shares on the terms of the offer.  An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ suits

We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court.  In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder.  However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company, in the following circumstances:

•                  a company acts or proposes to act illegally or ultra vires;

•                  the act complained of, although not ultra vires, could be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•                  those who control the company are perpetrating a “fraud on the minority.”

Indemnification of directors and executive officers and limitation of liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.  Our second amended and restated memorandum and articles of association provide for the indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages and liabilities incurred or sustained by them in connection with the execution or discharge of their duties, powers, authorities or discretions as directors or officers of our company.  This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.  In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our second amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Anti-takeover provisions in the second amended and restated memorandum and articles of association

Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders.  This duty has two components, the duty of care and the duty of loyalty.  The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.  Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.  The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation.  He must not use his corporate position for personal gain or advantage.  This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.  In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation.  However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.  Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care.  It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience.  However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.  Cayman Islands law and our second amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents.  A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law and our second amended and restated articles of association allow our shareholders holding not less than 10% of the paid up voting share capital of the Company to requisition a shareholder’s meeting.  As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.  However, our second amended and restated articles of association require us to call such meetings.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.  Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.  As permitted under Cayman Islands law, our second amended and restated articles of association do not provide for cumulative voting.  As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.  Under our second amended and restated articles of association, directors can be removed, but only by the vote of holders of two-thirds of our shares, cast at a general meeting, or the unanimous written resolution of all shareholders, or upon written notice by the shareholder who nominated such director any time and for any reason.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder.  An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years.  This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally.  The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder.  This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute.  As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute.  However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation.  Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares.  Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.  Under the Companies Law and our second amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debts as they fall due.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.  Under Cayman Islands law and our second amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a resolution passed by at least two-thirds of the holders of shares of that class present in person or by proxy at a general meeting of the holders of the shares of that class or unanimous written consent of the holders of the shares of that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.  Under the Companies Law, our second amended and restated memorandum and articles of association may only be amended with the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.  In addition, there are no provisions in our second amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

The Bank of New York Mellon (formerly known as The Bank of New York), as depositary, will execute and deliver ADRs.  ADRs are American depositary receipts.  Each ADR is a certificate evidencing a specific number of American depositary shares, also referred to as ADSs.  Each ADS represents one ordinary share (or a right to receive one ordinary share) deposited with the principal Hong Kong office of The Hong Kong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong.  Each ADS will also represent any other securities, cash or other property which may be held by the depositary under the deposit agreement referred to below.  The depositary’s corporate trust office at which the ADRs are administered is located at 101 Barclay Street, New York, New York 10286.  The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either directly (by having an ADR registered in your name) or indirectly through your broker or other financial institution.  If you hold ADSs directly, you are an ADR holder.  This description assumes you hold your ADSs directly.  If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section.  You should consult with your broker or financial institution to find out what those procedures are.

We will not treat our ADS holders as one of our shareholders and you will not have shareholder rights.  Cayman Islands law governs shareholder rights.  The depositary will be the holder of the shares underlying your ADSs.  As a holder of ADRs, you will have ADR holder rights.  A deposit agreement among us, the depositary and you, as an ADR holder, and the beneficial owners of ADRs set out ADR holder rights as well as the rights and obligations of the depositary.  New York law governs the deposit agreement and the ADRs.

The following is a summary of the material provisions of the deposit agreement.  For more complete information, you should read the entire deposit agreement and the form of ADR attached thereto.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses.  You will receive these distributions in proportion to the number of shares your ADSs represent.

•                  Cash.  The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States.  If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so.  It will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid.  It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, the depositary will deduct any withholding taxes that must be paid.  It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent.  If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency you may lose some or all of the value of the distribution.

•                  Shares.  The depositary may and must (if we request in writing) distribute additional ADSs representing any shares we distribute as a dividend or free distribution.  The depositary will only distribute whole ADSs.  It will try to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash.  If the depositary does not distribute additional ADRs, the outstanding ADSs will also represent the new shares.

•                  Rights to purchase additional shares.  If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you.  If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary may sell the rights and distribute the proceeds in the same way as it does with cash.  The depositary will allow rights that are not distributed or sold to lapse.  In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf.  The depositary will then deposit the shares and deliver ADSs to you.  It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights.  For example, you may not be able to trade these ADSs freely in the United States.  In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADRs described in this section except for changes needed to put the necessary restrictions in place.

•                  Other Distributions.  The depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical.  If it cannot make the distribution in that way, the depositary has a choice.  It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash.  Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property.  However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.  We have no obligation to register ADSs, shares, rights or other securities under the Securities Act.  We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADR holders.  This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit and Withdrawal

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian.  Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADRs at its corporate trust office to the persons you request.

How do ADS holders cancel an ADR and obtain shares?

You may surrender your ADRs at the depositary’s office.  Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADR to you or a person you designate at the office of the custodian.  Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of shares your ADSs represent.  The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to and we will notify the depositary no less than 30 days before the meeting date.  Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote.  For instructions to be valid, they must reach the depositary by a date set by the depositary.

The depositary will try, in so far as practical, subject to the Cayman Islands law and the provisions of our constitutive documents, to vote the number of shares or other deposited securities represented by your ADSs as you instruct.  The depositary will only vote or attempt to vote as you instruct.

We cannot ensure that you will receive voting materials or otherwise learn of an upcoming shareholders’ meeting in time to ensure that you can instruct the depositary to vote your shares.  In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions.  This means that you may not be able to vote and there may be nothing you can do if your shares are not voted as you requested.

Fees and Expenses

Persons depositing shares or ADR holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.02 (or less) per ADS	Any cash distribution to you to the extent permitted by the exchange on which the ADSs may be listed for trading

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADR holders

Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary in converting foreign currency to U.S. dollars	As necessary

Taxes and other governmental charges the depositary or the custodian have to pay on any ADR or share underlying an ADR, for example, stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	No charges of this type are currently made in the Hong Kong market.

$.02 (or less) per ADS per calendar year (to the extent permitted by the exchange on which the ADSs may be listed for trading)	Depositary services

The fees described above may be amended from time to time.

The depositary has agreed to reimburse us for expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and stock exchange application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. In January 2012, we received gross payments in the amount of $0.4 million from the depositary for reimbursement relating to the ADS facility.

Payment of Taxes

The depositary may deduct the amount of any taxes owed from any payments to you.  It may also sell deposited securities, by public or private sale, to pay any taxes owed.  You will remain liable if the proceeds of the sale are not enough to pay the taxes.  If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

Change the nominal or par value of our shares

Reclassify, split up or consolidate any of the deposited securities

Distribute securities on the shares that are not distributed to you

Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason.  If an amendment adds or increases fees or charges (except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items) or prejudices a substantial right of ADR holders, it will not become effective for outstanding ADRs until 30 days after the depositary notifies ADR holders of the amendment.  At the time an amendment becomes effective, you are considered, by continuing to hold your ADRs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, by notifying you at least 30 days before termination.  The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary bank within 60 days.  In either case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else:  (1) advise you that the deposit agreement is terminated, (2) collect distributions on the deposited securities, (3) sell rights and other property, and (4) deliver shares and other deposited securities upon cancellation of ADRs.  Six months or more after termination, the depositary may sell any remaining deposited securities by public or private sale.  After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs.  It will not invest the money and has no liability for interest.  The depositary’s only obligations will be to account for the money and other cash.  After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; limits on liability to holders of ADRs

The deposit agreement expressly limits our obligations and the obligations of the depositary.  It also limits our liability and the liability of the depositary.  We and the depositary:

•                  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•                  are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•                  are not liable if either of us exercises discretion permitted under the deposit agreement;

•                  have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement on your behalf or on behalf of any other person; and

•                  may rely upon the advice of or information from any person whom we believe in good faith to be competent to give such advice or information.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

In addition, the depositary is not liable for:

•                  the validity or worth of the deposited securities; and

•                  failing to carry out any instructions to vote any of the ADSs.

Requirements for depositary actions

Before the depositary will deliver or register a transfer of an ADR, make a distribution on an ADR, or permit withdrawal of shares or other property, the depositary may require:

•                  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•                  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•                  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADRs or register transfers of ADRs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary thinks or we think that it is advisable to do so.

Your right to receive the shares underlying your ADRs

You have the right to cancel your ADRs and withdraw the underlying shares at any time except:

•                  When temporary delays arise because:  (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) of the deposit of shares in connection with voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•                  When you or other ADR holders seeking to withdraw shares owe money to pay fees, taxes and similar charges.

•                 When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADRs

The deposit agreement permits the depositary to deliver ADRs before deposit of the underlying shares.  This is called a pre-release of the ADRs.  The depositary may also deliver shares upon cancellation of pre-released ADRs (even if the ADRs are canceled before the pre-release transaction has been closed out).  A pre-release is closed out as soon as the underlying shares are delivered to the depositary.  The depositary may receive ADRs instead of shares to close out a pre-release.  The depositary may pre-release ADRs only under the following conditions:

•                  before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the depositary in writing that it or its customer

•                  owns the shares or ADRs to be deposited,

•                  assigns all beneficial rights, title and interest in the shares or ADRs to the depositary, and

•                  will not take any action with respect to such shares or ADRs that is inconsistent with the transfer of beneficial ownership, other than in satisfaction of such prerelease;

•                  the pre-release must be fully collateralized with cash or other collateral that the depositary considers appropriate;

•                  the depositary must be able to terminate the pre-release on not more than five business days’ notice; and

•                  each pre-release is subject to such further indemnities and credit regulations as the depositary deems appropriate.

In addition, the number of shares not deposited but represented by ADSs outstanding at any time as a result of pre-release will not normally exceed 30% of the shares deposited, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of such series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our unsecured senior obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under the indenture dated March 4, 2009, between our Company and Wilmington Trust Company, as trustee, and any supplement thereto that may be entered into from time to time. We have summarized below select portions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to this registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The debt securities of each series will be substantially in the form set forth in a written order or request signed in the name of our Company by the chairman of our board of directors or any of our chief executive officer or chief financial officer, and delivered to the trustee (a “company order”) or established in one or more supplemental indentures (Section 2.01). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the series of debt securities, if applicable:

•                  the title of the debt securities of the series;

•                  any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

•                  the dates or periods during which the debt securities of the series may be issued, and the dates on, or the range of dates within which, the principal of and premium, if any, may be payable or the method by which such date or dates shall be determined or extended;

•                  the rate or rates at which the debt securities of the series shall bear interest or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date for the determination of holders to whom interest is payable or the method by which such date shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•                  the currency in which the debt securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest shall be payable and any other terms concerning such payment;

•                  if the amount of payment of principal of, premium, if any, or interest on the debt securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a currency or currencies other than that in which the debt securities of the series are stated to be payable, the manner in which such amounts shall be determined;

•                  if the principal of, premium, if any, or interest on debt securities of the series are to be payable, at our or a holder’s election, in a currency other than that in which the debt securities of the series are denominated or stated to be payable, the period or periods within which, and the terms and conditions, including the exchange rate, upon which such election may be made and the manner of determining the exchange rate;

•                  the place or places where the principal of, premium, if any, and interest on the debt securities of the series shall be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

•                  the price or prices at which, the period or periods within which, the date or dates on which, and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part;

•                  any of our obligation to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or the date on which, and the terms and conditions upon which such debt securities shall be redeemed, purchased or repaid, in whole or in part;

•                  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

•                  if other than the principal amount, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of the maturity;

•                  whether the debt securities of the series are to be issued as original issue discount debt securities of the series and the amount of discount with which such debt securities may be issued;

•                  any provisions for the defeasance of the debt securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

•                  whether the debt securities of the series are to be issued in whole or in part in the form of one or more global securities and the depositary for such global securities and the terms and conditions upon which interests in such global securities may be exchanged in whole or in part for the individual securities;

•                  the date as of which any global security of the series shall be dated if other than the original issuance of the first debt security to be issued;

•                  the form of the debt securities of the series;

•                  if the debt securities of the series are to be convertible into or exchangeable for any securities of any person, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•                  whether the debt securities of the series of such series are subject to subordination and the terms of such subordination;

•                  any restriction or condition on the transferability of the debt securities of the series;

•                  any addition to or change in the provisions related to compensation and reimbursement of the trustee which applies to the debt securities of the series;

•                  any addition to or change in the provisions related to supplemental indentures which applies to the debt securities of the series;

•                  any provisions granting special rights to holders upon the occurrence of specified events;

•                  any addition to or change in the events of default which applies to the debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the acceleration provisions of the indenture and any addition to or change in the merger, consolidation and sale of assets provisions of the indenture which applies to the debt securities of the series;

•                  any addition to or change in certain particular covenants of the Company which apply to the debt securities of the series;

•                  any provisions relating to any security or guarantee provided for the debt securities of the series; and

•                  any other terms of the debt securities of the series, or any provisions of the indenture that shall not apply to the debt securities of the series or shall apply as modified by the terms of the company order or supplemental indenture. (Section 3.01)

The indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the company order or the supplemental indenture related to the series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of ordinary shares or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Merger, Consolidation and Sale of Assets

We may not consolidate with or merge into any person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties and assets to any successor person other than to one or more of our wholly-owned subsidiaries, unless:

•                  we are the surviving person or the resulting, surviving or transferee person, if other than us, expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in a form reasonably satisfactory to the trustee, our obligations on the debt securities of the series and under the indenture;

•                  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing under this indenture. A purchase by a subsidiary of all or substantially all of the assets of another entity will not be deemed to be a purchase of such assets by us; and

•                  we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease, or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the provisions under the indenture relating to merger, consolidation and sale of assets and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Upon any consolidation of our Company with, or merger of our Company into, any other person or any conveyance, transfer or lease of all or substantially all of our properties and assets in accordance with the relevant provisions of the indenture as above summarized, the successor person formed by such consolidation or into which we are merged or to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, our Company under the indenture with the same effect as if such successor person had been named as us, and thereafter except in the case of a lease, the predecessor person shall be discharged from all obligations under the indenture and the debt securities. (Article VII).

Reports

The indenture provides that we should file with the trustee and the SEC, and transmit to holders of the debt securities, such information, documents and other reports, and such summaries thereof, as may be required pursuant to Section 314(a) of the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act.  Unless available on EDGAR, any information, documents or reports we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be delivered to the trustee within 30 days after the same is filed with the SEC. The filing of the reports specified in Section 13 or 15(d) of the Exchange Act by an entity that is the direct or indirect parent of us will satisfy the above reporting requirements so long as such entity is an obligor or guarantor on the debt securities, and the reports of such entity will not be required to include condensed consolidating financial information for us in a footnote to the financial statements of such entity. (Section 11.02).

Events of Default

Each of the following constitutes an “event of default” with respect to debt securities of any series:

(a)          default in the payment of any interest on any of the debt securities of the series, when the interest becomes due and payable, and continuance of such default for a period of 30 days;

(b)         default in the payment of the principal of or any premium on any of the debt securities of the series, when the principal or premium becomes due and payable at their maturity or upon exercise of a repurchase right applicable to such series by call for redemption (other than pursuant to a sinking fund), upon repurchase at the option of the holder thereof, upon acceleration or otherwise;

(c)          failure to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of the debt securities the series, which failure shall have continued unremedied for a period of 30 days;

(d)         failure to comply with any of our other agreements contained in the debt securities of the series or the indenture (including any indenture supplemental), which failure continues for 90 days after written notice of such default from the trustee or holders of at least 25% in principal amount of the debt securities then outstanding has been received by us, subject to the conditional waivers by the holders pursuant to the indenture;

(e)          the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of our company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging that we are bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of our company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of our company or of any substantial part of our property, or ordering the winding-up or liquidation of our affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(f)            the commencement by us of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by either our company to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against us, or the filing by us of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by us to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of our company or of any substantial part of our property, or the making by us of an assignment for the benefit of creditors, or the admission by our company in writing of our inability to pay our debts generally as they become due, or the authorization of any such action by our board of directors; or

(g)         the occurrence of any other event of default with respect to the debt securities as provided in a supplemental indenture or officer’s certificate, if any, applicable to such debt securities, provided, however, that no event described in (d) or (other than with respect to a payment default) (g) above will constitute an event of default under the indenture until a responsible officer assigned to and working in the trustee’s corporate trust department has actual knowledge thereof or until a written notice of any such event is received by the trustee at the corporate trust office, and such notice refers to the facts underlying such event, the debt securities generally, our Company and the indenture.

Notwithstanding the foregoing, if the principal or any premium or interest on any debt security is payable in a currency other than the U.S. dollar and such currency is not available to us for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the company, the company will be entitled to satisfy its obligations to holders of the debt securities by making such payment in U.S. dollars in an amount equal to the U.S. dollar equivalent of the amount payable in such other currency, as determined by us by reference to the noon buying rate in The City of New York for cable transfers for such currency. Any payment made under such circumstances in U.S. dollars where the required payment is in a currency other than U.S. dollars will not constitute an event of default under the indenture. (Section 8.01).

Except as otherwise provided, if an event of default with respect to outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of 25% or more in principal amount of the debt securities of such series then outstanding may declare the principal of and all accrued but unpaid interest on all the debt securities of such series then outstanding, if not then due and payable, to be due and payable, and upon any such declaration the same will become and be immediately due and payable (subject to applicable law), notwithstanding anything in the indenture or in the debt securities of such series contained to the contrary; provided that no event of default with respect to debt securities of a series, except with respect to an event of default under above clauses (e) and (f) and except to the extent otherwise provided in above clause (d), will constitute an event of default with respect to debt securities of any other series. Upon payment of such amounts in the currency in which such debt securities are denominated, unless otherwise provided, all obligations of us in respect of the payment of principal of and interest on the Securities of such series shall terminate. (Section 8.02).

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain provisions of the indenture, under certain circumstances, the event of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled. (Section 8.02).

The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. (Section 12.01). Subject to the indenture and applicable law, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of the series. (Section 8.06).

No holder shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust under the indenture or for the appointment of a receiver or for any other remedy under the indenture, in each case with respect to an event of default, unless:

•                  such holder previously shall have given to the trustee written notice of a continuing event of default;

•                  the holders of 25% in principal amount of the debt securities of the series then outstanding shall have requested the trustee in writing to take action in respect of the complained matter; and

•                  satisfactory indemnity against the costs, expenses and liabilities to be incurred shall have been offered to the trustee, and the trustee, within 60 days after receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and such notice, request and offer of indemnity are conditions precedent to any such action, suit or proceeding by any holder of the debt securities of the series.

However, nothing in the indenture or in the debt securities of the series shall affect or impair our obligation to pay the principal of, premium, if any, and interest on the debt securities of such series to the holders at the due dates or affect or impair the right of such holders to institute suit to enforce the payment of, or conversion of, the debt securities of such series. (Section 8.07).

Modification and Waiver

We and the trustee may amend or supplement the indenture or debt securities of any affected series without prior notice to, or the consent of, the holders, for any one or more of or all the following purposes:

•                  to add to the covenants and agreements to be observed and to add events of default, in each case for the protection or benefit of the holders of the debt securities of the series, or to surrender any right or power conferred upon us;

•                  to delete or modify any events of default and to specify the rights and remedies of the trustee and the holders of the debt securities of the series;

•                  to add to or change any of the provisions of the indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on registered debt securities, provided that any such action shall not adversely affect the interests of the holders of debt securities of any series in any material aspect;

•                  to evidence the succession of another corporation to us, or successive successions, and the assumption by such successor of our covenants and obligations in the debt securities of the series and the indenture;

•                  to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provision of the indenture as necessary for or facilitate the administration of the trusts hereunder by more than one trustee;

•                  to secure the debt securities of the series;

•                  to evidence any changes to the indenture for the removal or appointment of trustee or replacement of trustee resulting from merger, conversion or consolidation;

•                  to cure any ambiguity or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of the debt securities of the series;

•                  to comply with the requirements of the Trust Indenture Act or the rules and regulations of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•                  to add guarantors or co-obligors with respect to the debt securities of the series;

•                  to provide for uncertified securities in addition to certified securities;

•                  to prohibit the authentication and delivery of the additional debt securities;

•                  to establish the form and terms of securities of any new series, or to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series;

•                 to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any of the debt securities of the series thereunder, provided that any such action shall not adversely affect the interests of any holder of the debt securities of the series in any material respect as evidenced by an opinion of counsel;

•                  to make any changes of a formal, minor or technical nature or necessary to correct a manifest error or to comply with mandatory provisions of applicable law as evidenced by an opinion of counsel so long as such change does not adversely affect the rights of the holders of the debt securities of the series in any material respect; or

•                  to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply. (Section 15.01).

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any affected series, we and the trustee may amend or supplement the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the indenture or of modifying in any manner the rights of the holders of the debt securities of the series; provided, however, that no such amendment or supplement shall, without the consent of the holder of each outstanding debt security affected thereby (and without the consent of the trustee as to (c) below),

(a)          extend the stated maturity of the principal of, or any installment of interest on, the debt securities of the series, or reduce the principal amount or the interest or any premium payable upon redemption of the debt securities of the series, or change the currency in which the principal of and premium, if any, or interest on the debt securities of the series is denominated or payable, or reduce the amount of the principal upon a declaration of acceleration of the maturity, or impair the right to institute suit for the enforcement of any payment on any debt security or adversely affect the right of the holders to convert the debt securities;

(b)         reduce the percentage in principal amount of the debt securities of the series, the consent of whose holders is required for any amendment or supplement, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for the indenture;

(c)          modify the rights, duties or immunities of the trustee;

(d)         modify the provisions with respect to the repurchase rights of the holders in a manner adverse to holders;

(e)          alter the manner of calculation or rate of accrual of interest, repurchase price or the conversion rate (except in a manner provided for in the indenture) on any debt security or extend the time for payment of any such amount; or

(f)            modify certain provisions such as relating to supplemental indenture, conditional waiver by holders of the debt securities or control by holders of the debt securities and waiver of past defaults, except to increase any of the respective percentages referred to therein or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to the trustee and any concomitant changes or the deletion of this proviso, in accordance with certain relevant provisions of the indenture. (Section 15.02).

In addition, prior to any declaration accelerating the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may on behalf of the holders of all debt securities of such series waive any past default under the indenture and its consequences, except a default in the payment of any of the principal of, premium, if any, or interest on the debt securities of such series or repayment of any repurchase price, if applicable. (Section 8.06).

We may set a record date for determining the identity of the holder of the debt securities of the series entitled to give a written consent or waive compliance by us. Such record date shall not be more than 30 days prior to the first solicitation of such consent or waiver or the date of the most recent list of holders furnished to the trustee prior to such solicitation pursuant to Section 312 of the Trust Indenture Act. (Section 15.02).

Promptly after the execution by us and the trustee of any amendment or supplement, we shall mail a notice describing generally such amendment or supplement to the holders of debt securities of the series at their addresses appearing in our register. Any failure by us to mail such notice shall not impair or affect the validity of any such supplement or amendment. (Section 15.02).

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation of all outstanding debt securities of any series or by depositing with the paying agent, whether at maturity or any repurchase date, all the debt securities of the series, funds or other consideration (as applicable under the terms of the indenture) sufficient to pay all of our obligations with respect to the outstanding debt securities of the series and paying all other sums payable under the indenture. Such discharge is subject to terms contained in the indenture. (Section 13.02).

Governing Law

The indenture and the debt securities of the series are governed by, and construed in accordance with, the laws of the State of New York. (Section 17.12).

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•                  through agents;

•                  to dealers or underwriters for resale;

•                  directly to purchasers; or

•                  through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.  In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above.  This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to prevailing market prices; or

•                  at negotiated prices.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.  Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.

The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly.  In this case, no underwriters or agents would be involved.  Such securities may also be sold through agents designated from time to time.  The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent.  Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commercially reasonable efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market.  We may elect to list any series of offered securities on an exchange.  Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice.  Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities.  These derivatives may consist of short sale transactions and other hedging activities.  The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities.  In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters.  The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.  The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act.  Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

LEGAL MATTERS

Certain legal matters with respect to U.S. federal and New York State law will be passed upon for us by Shearman & Sterling.  The validity of the ordinary shares will be passed upon for us by Maples and Calder.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s annual report on Form 20-F for the year ended December 31, 2011, and the effectiveness of Suntech Power Holdings Co., Ltd.’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The offices of Deloitte Touche Tohmatsu CPA Ltd. are located at 30/F Bund Center, 222 Yan An Road East, Shanghai 200002, People’s Republic of China.

Part II

Information not required in prospectus

ITEM 8.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law and Article 139 of our second amended and restated memorandum and articles of association provide that we shall indemnify our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages and liabilities incurred or sustained by them in connection with the execution or discharge of their duties, powers, authorities or discretions as directors or officers of our company.

We have entered into indemnification agreements with each of our directors and officers under which we indemnify them to the fullest extent permitted by Cayman Islands law, our second amended and restated memorandum and articles of association and other applicable law, from and against all expenses and liabilities arising from any proceeding to which the indemnitee is or was a party, except expenses and liabilities, if any, incurred or sustained by or through the indemnitee’s own intentional misconduct.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

ITEM 9.  EXHIBITS

The Exhibits listed below are filed as a part of, or incorporated by reference into, this Registration Statement.

Exhibit Number		Description of Exhibit
1.	1**	Form of Underwriting Agreement
4.	1**	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)
4.	2**	Registrant’s Specimen Certificate for Ordinary Shares
4.	3***	Deposit Agreement, dated as of December 13, 2005 among the Registrant, the depositary and owners and beneficial owners of the American depositary shares issued thereunder
4.	4****	Indenture, dated March 4, 2009, between the Registrant and Wilmington Trust Company, as trustee
4.	5*	Form of Note
4.	6*	Form of Warrant
4.	7*	Form of Warrant Agreement
5.	1****	Opinion of Maples and Calder regarding the validity of ordinary shares
5.	2****	Opinion of Shearman & Sterling
23.	1	Consent of Deloitte Touche Tohmatsu CPA Ltd.
23.	2****	Consent of Maples and Calder (included in Exhibit 5.1)
23.	3****	Consent of Shearman & Sterling (included in Exhibit 5.2)
24.	1****	Powers of Attorney
25.	1****	Statement of eligibility of trustee on form T-1 of the Trustee under the Indenture

*                                         To be filed as an exhibit to a future post-effective amendment to this registration statement on Form F-3 or as an exhibit to a report to be filed under the Exchange Act, and incorporated herein by reference.

**                                  Previously filed with our registration statement on Form F-1 (File No. 333-129367).

***                           Previously filed with our registration statement on Form F-6 (File No. 333-129376 and 333-140795).

****                    Previously filed with this registration statement on Form F-3 (File No. 333-159378).

ITEM 10.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wuxi, Jiangsu Province, People’s Republic of China, on May 2, 2012.

SUNTECH POWER HOLDINGS CO., LTD.

By:	/s/ Zhengrong Shi
	Name:	Zhengrong Shi
	Title:	Chairman of the Board of Directors and
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on May 2, 2012.

Signature	Title(s)
*	Chairman of the Board of Directors and Chief Executive Officer
Zhengrong Shi	(principal executive officer)
*	Director
Julian Ralph Worley
*	Director
Susan Wang
*	Director and Chief Financial Officer
David King	(principal financial and accounting officer)

*By:	/s/ Zhengrong Shi
	Name:	Zhengrong Shi
	Title:	Attorney-in-fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Suntech Power Holdings Co., Ltd., has signed this registration statement or amendment thereto in San Francisco, California on May 2, 2012.

SUNTECH AMERICA, INC.

By:	/s/ Kim H. Liou
	Name:	Kim H. Liou
	Title:	General Counsel